CREDIT AGREEMENT

between
                  Automotive Safety Components International GmbH & Co. KG Maybachstr. 7
                  31135 Hildesheim-Bavenstedt

                  - hereafter called "Debtor" -

and
                  Deutsche Bank Aktiengesellschaft
                  Hildesheim Branch
                  Angoulemeplatz 1
                  31134 Hildesheim

                  - hereafter called "Bank" -

The Bank makes available to the Debtor the following credit in accordance with its General Business Terms and Conditions (AGB):

I. Purpose-tied loan from the "Kreditanstalt fur Wiederaufbau" (KfW = Credit Institute for Regeneration), Frankfurt/Main, from the "KfW Mittelstandprogramm" (KfW Programme for Small & Medium Sized Businesses), under primary liability of the Bank amounting to

        DM 2,500,000.-- (German Marks two million five hundred thousand).

     The enclosed "General Provisions for Investment Credit" (Version 7/96) of the Credit Institute for Regeneration (KfW) apply to this credit for the above mentioned programme, these provisions also being legally binding mutatis mutandis for the credit relationship between the Debtor and the Bank, as well as the following agreements:

     1.   Interest

          3.75% p.a. for the whole duration. The interest becomes due quarterly and retrospectively on 31st March, 30th June, 30th September and 30th December. The Bank will invoice the


          Debtor with the interest on these dates.

     2.   Payment

          of 96% of the nominal amount after written demand by the Debtor - in partial amounts if appropriate - to be debited to a credit account to be newly established for the Debtor. The Debtor will inform the Bank of the call-off demand no later than five bank working days before the desired availability date.

          The deduction from the nominal amount is split into 2% of handling fee and 2% of risk premium for the right of non-planned settlement of the credit. Therefore, included in the deductions are fees that are independent of credit duration and will not be proportionally reimbursed in the event of early settlement. The Credit Institute for Regeneration (KfW)assumes that the credit availability will be called upon by the 26th May 2000, observing all terms imposed, and initially considers itself tied to its credit affirmation only until the aforementioned date. If the Debtor does not fulfil all preconditions for the paying-out of the credit by the named date, he should apply giving reasons - in good time for an extension of the call-off period. Beginning with the 26th June 1999, the Credit Institute for Regeneration (KfW) will charge for the credit availability that has not yet been called-off an availability commission of 0.25% per month that the Bank will charge retrospectively and quarterly to the Debtor and pay to the Credit Institute for Regeneration (KfW).

          If the Debtor does not explicitly give different instructions, the Bank will send the credit call-offs by fax to the Credit Institute for Regeneration (KfW). The Debtor will indemnify the Bank against any liability for damages caused by false transmissions, especially transmission errors, misuse, misunderstandings and errors, unless due to gross negligence by the Credit Institute for Regeneration (KfW) or the Bank.

     3.   Repayment

          in 16 equal subsequent half-yearly instalments of DM 156,250.--. The first payment is due on 30th December 2001, the final payment on 30th June 2009.

          If the due interest or repayment rates have not been made, then - irrespective of the provisions of paragraph 9 of the "General Provisions for Investment Credit" - an interest rate of 3% p.a. above the discount rate ("Diskontsatz") of the German Federal Bank ("Bundesbank") has to be paid on the due date for the outstanding amounts and the duration of the default, instead of the contractually agreed interest rate. If the delay is longer than one month, the whole credit amount can be cancelled and it becomes due for immediate repayment.

II. Purpose-tied loan from the Credit Institute for Regeneration (KfW), Frankfurt/Main, from the KfW Programme for Small & Medium Sized Businesses, under primary liability of the Bank amounting to

        DM 1,500,00.-- (German Marks one million five hundred thousand).

     The enclosed "General Provisions for Investment Credit" (Version 7/96) of the Credit Institute for Regeneration (KfW) apply to this credit for the above mentioned programme, these provisions also being legally binding mutatis mutandis for the credit relationship between the Debtor and the Bank, as well as the following agreements:

     1.   Interest

          Fixed rate of 4.05% until 30th June 2009. The interest becomes due quarterly and retrospectively on 31st March, 30th June, 30th September and 30th December. The Bank will invoice the

          Debtor with the interest on these dates. The outstanding loan amounts become due for repayment by the end of the fixed rate interest term if no new agreements have been reached between the Debtor and the Bank by this time.

     2.   Payment

          of 96% of the nominal amount after written demand by the Debtor - in partial amounts if appropriate - to be debited to a credit account to be newly established for the Debtor. The Debtor will inform the Bank of the call-off demand no later than five bank working days before the desired availability date.

     The deduction from the nominal amount is split into 2% of handling fee and 2% of risk premium for the right of non-planned settlement of the credit. Therefore, included in the deductions are fees that are independent of credit duration and will not be proportionally reimbursed in the event of early settlement. The Credit Institute for Regeneration (KfW) assumes that the credit availability will be called upon by the 26th May 2000, observing all terms imposed, and initially considers itself tied to its credit affirmation only until the aforementioned date. If the Debtor does not fulfil all preconditions for the paying-out of the credit by the named date, he should apply giving reasons - in good time for an extension of the call-off period. Beginning with the 26th June 1999, the Credit Institute for Regeneration (KfW) will charge for the credit availability that has not yet been called-off an availability commission of 0.25% per month that the Bank will charge retrospectively and quarterly to the Debtor and pay to the Credit Institute for Regeneration (KfW).

     If the Debtor does not explicitly give different instructions, the Bank will send the credit call-offs by fax to the Credit Institute for Regeneration (KfW). The Debtor will indemnify the Bank against any liability for damages caused by false transmissions, especially transmission errors, misuse, misunderstandings and errors, unless due to gross negligence by the Credit Institute for Regeneration (KfW) or the Bank.

     3.   Repayment

          In 35 equal instalments every six months of DM 41,667.-- and a final payment of DM 41,655.--. The first repayment is due on 30th December 2001, the final on 30th June 2019.

          If the due interest or repayment rates have not been paid, then - irrespective of the provisions of paragraph 9 of the "General Provisions for Investment Credit" - an interest rate of 3% p.a. above the discount rate ("Diskontsatz") of the German Federal Bank ("Bundesbank") has to be paid on the due date for the outstanding amounts and the duration of the default, instead of the contractually agreed interest rate. If the delay is longer than one month, the whole credit amount can be cancelled and it becomes due for immediate repayment.

Purpose of use

Partial financing of the costs of purchasing a new operational property at 31135 Hildesheim-Bavenstedt.

The sponsorable total investments (without pre-tax amounts as per para. 15 of the VAT Law, where they can be deducted from VAT) amount to DM 6,000,000.-- and must be proven by the Debtor to the Bank.

Security

- primary land charge/mortgage amounting to DM 6,000,000.-- on the object at 31135 Hildesheim-Bavenstedt that is to be financed,

- a guarantee by the parent company Safety Components International Inc., Fort Lee/USA, amounting to DM 6,160,000.--.

The joint liability of securities based on the General Terms and Conditions of the Bank and/or separate agreements is not affected herewith.

Hildesheim, dated 22.06.1999                Hildesheim, dated 21.06.1999


rubber stamp and signatures of              signature
Deutsche Bank                               Automotive Safety Components
                                            International GmbH & Co.KG

KfW Kreditanstalt fur Wiederaufbau

                                                               General Terms for
                                                               Investment Credit

                                                                  - End Debtor -

Clauses in italics, i.e. no. 2, no. 3 para, 3, no. 7 para. 2 and no. 10 as well as the last half sentence of no. 1 para. 2 apply only to credits from public funds (ERP credits and credits that have been re-financed from or supported by budget resources). They do not apply to credits that have been granted from the KfW's own resources.

1.   Use of the Funds

     (1) The funds may only be used for partial financing of the project for which the credit has been granted. The financial establishment (house bank) handing over the credit must be informed without undue delay if the investment project or its financing changes.

     (2) The end debtor must prove to the house bank without prompting and immediately after conclusion of the investment the use of the credit made available and the fulfilment of any provisions and give the declaration provided on the form of the Credit Institute for Regeneration (KfW) for evidence of use.

2.   Calling off the funds

     (1) The credits must only be claimed as a proportion of the remaining finances provided for in the financing plan. Only if the latter are not yet available, the credits may exceptionally be used earlier.

     (2) As the credits are tied to a purpose, the end debtor may only call off the available credit - and in partial amounts if appropriate - when the demanded amounts can immediately be directed to the defined purpose.

     (3) If it should emerge against all expectations that this is not possible in its full scope, the relevant amounts must be paid back immediately to the house bank and only call them off again when the preconditions for an immediate use are given.

3.   Reservation of Curtailment

     (1) The house bank is entitled to curtail the credit amount proportionally if the scope of the total expenditure estimated in the investment plan is reduced or if the proportion of the public funding is increased. If the curtailment affects amounts that have already been paid out, the end debtor must repay the curtailed amounts immediately to the house bank.

     (2) The curtailed amounts are categorically set off against the outstanding repayment instalments (proportionally on the remaining credit duration) if it has not expressly been requested that they should be set against the final due rate according to the repayment plan.

     (3) If the costs of some main items of the investment plan are reduced considerably, then the amounts saved can only be used to cover increased costs of other items with prior agreement of the house bank.

4.   Invoicing of Costs and Expenditure

     The costs of the directly refinancing credit institution and of the house bank for handling and administering the credit are covered by the interest rate, this includes also the costs in connection with a change of end debtor or bank. The house bank is entitled to charge the end debtor for the following costs separately if they are directly connected to granting the credit, can be proven and specified to the end debtor: travelling costs arising from site visits and visits to companies before granting the credit, as well as in connection with the provision of appraisals and the transfer of ownership by way of security, costs for photo copying, postage costs and expenditures that the house bank incurs on account of the end debtor. Waiver fees, prepayment indemnity or similar costs may not be charged for this credit.

5.   Early Repayment

     (1) The end debtor is entitled to repay the credit in parts or wholly to the house bank at any time whilst observing the announcement period of 20 bank working days. If there is any deduction from the nominal amount of the credit during payment, this serves - as per credit contract - to cover the bank`s expense when organising the credit. The expense is a result of an appropriate deduction when KfW paid out the re-financing credit which (expense) serves to cover KfW's expense arising from handling the credit and procuring the money as well as to cover the right granted to the debtor and house bank of unscheduled repayment of the credit (risk premium). The deducted amounts include fees that are independent of the run-time and will not be reimbursed upon early repayment of the credit.

     (2) Non-scheduled partial repayments are categorically set off against the last rates due according to the repayment schedule, unless something different has been agreed with the end debtor.

6.   Providing Security for a Loan

     (1) The house bank is entitled to transfer to KfW its debt due arising from granting the credit, including subsidiary rights and the securities ordered. After the transfer, the end debtor cannot set any claims he has against the house bank, against any of his obligations towards KfW arising from the credit. All securities that have been or will (even in future) be provided to the house bank for credits refinanced by KfW and destined for the end debtor, serve the KfW equally as security for all credit claims of the house bank against the end debtor that have been or will be assigned to KfW.

     (2) Where the securities serve also to secure the house bank's own claims against the end debtor, they are preferentially destined for securing the claims arising from the credit that KfW refinanced and that are to be assigned to KfW, as well as any other (including future) claims of KfW against the end debtor, secured in accordance with paragraph 1. Contrary to any different regulations it is therefore valid that the proceeds arising from the utilisation of these securities should first of all satisfy the KfW claims. The utilisation of these securities is permitted only if the end debtor is in delay concerning the performance [i.e. repayment] he owes with regard to the preferentially secured claims as per sentence 1 above.

7.   Checking Rights

     (1) KfW is entitled to check the utilisation of the purpose-tied credits at the end debtor, to exercise its inspection rights with regard to business documentation and books and to gain information about the debtor's financial position. KfW can carry out these checks through an auditor at the expense of the end debtor.

     (2) The Federal Audit Office's right to audit is established in paragraph 91 of BHO (Federal Audit Office Regulations).

8.   Presentation of Annual Accounts

     The end debtor is obliged to present his annual accounts including all necessary explanations to the house bank as soon as possible; if the production of his annual accounts is delayed, the end debtor must provide preliminary figures.

9.   Cancellation for Important Reasons

     The house bank is entitled to cancel the credit at any time for important reasons and with immediate repayment, especially if

     a) the credit has been obtained illegally or has not been used according to its purpose,

     b) the preconditions for granting it have changed or subsequently become inapplicable (e.g. sale of the co-financed operation or part of operation, change of ownership or participating relationships),

     c) the end debtor has given incorrect information about his financial situation or if this has considerably worsened or if a considerable threat to his financial situation has arisen,

     d) the end debtor breaches an obligation that he has taken on in conjunction with the credit contract,

     e) the value of the securities provided has worsened considerably and sufficient replacement securities have not been provided.

10.  Interest Rate Surcharge

     (1) The interest rate to be paid by the end debtor increases in the case of no. 9 a) from the moment of paying out the credit, in the case of no. 9 b) from the day of the event occurring which caused the cancellation, by 3 % p.a., with a minimum of 2% p.a. above the discount rate ("Diskontsatz") of the German Federal Bank ("Bundesbank") valid at the time.

     (2) The above interest rate surcharge will also be charged if the end debtor does not utilise without undue delay the financial resources made available to him for their destined purpose, does not repay them without undue delay to the house bank in the case of inapplicable utilisation possibility, or if a necessary curtailment due to lacking information (see no. 1 para. 1) is not forthcoming.

11.  Providing Information

     The house bank is entitled to provide KfW with unlimited information and to grant KfW viewing access to their documentation.

12.  Limitations of Validity

     If the General Business Terms and Conditions of the house bank or any other agreements between the house bank and the end debtor are incompatible with these General Provisions for Investment Credit, then the latter take precedence.

                                                                  Certified Copy
                                                              without conveyance

Section 69 of the Document Scroll for 1999

Negotiated at Hildesheim on 26.02.1999

Before the undersigned

                                 Peter Pfeiffer

notary at Hildesheim, Bahnhofsallee 33,

have appeared:

1. for

       GLAMOX-ENERBA GmbH
       Maybachstra(beta)e 7, 31137 Hildesheim
       (Magistrates Court Hildesheim HR B 1017)

       its sole authorised representative Managing Director
       Manfred Halverscheid, D.O.B. 30.11.1939, resident at Im Klingelpoth 32, 59494 Soest

- hereafter called "the Seller"

2. for

      Automotive Safety Components International GmbH & Co. KG
      (Magistrates Court Hildesheim HR A 2415) represented by Automotive Safety Components International Verwaltungs GmbH

      (Magistrates Court Hildesheim HR B 2549)

      its solely authorised representative Managing Director Manfred Preu(beta)ler, business residence Bergmuhlenstra(beta)e 10, 31137
      Hildesheim,  resident at Karl Lullig  Stra(beta)e 73, 73527  Schwabisch
      Gmund

- known personally and hereafter called "the Buyer" - simultaneously acting on behalf of Automotive Safety Components International Verwaltungs GmbH

The notary questioned those present about a referral for a preliminary hearing mutatis mutandis of Para. 3 section 1 sentence 1 no. 7 of BeurkG (notary Recording Act) and recorded that according to their reply such a referral is not given.

Those present were seeking the notary recording of a

                          Property Purchasing Contract

                          including conveyance of land

and declared:

                                       I.

                               Object of Purchase

1.

The seller is owner of the property

Local  subdistrict   ("Gemarkung")  Bavenstedt  Cadastral  district  ("Flur")  4
Cadastral unit ("Flurstuck") 545/3,

Building and open area, Maybachstra(beta)e 7, size: 21,747 square metres

- registered in the Land Registry Office of Bavenstedt Folio 617 -.

2.

Entered in the Land Registry Office are:

Section II: no entries

Section III:

     Land charges/mortgage of twice 3,000,000.00 DM, for the benefit of Deutsche Bank AG

3.

The notary has established the contents of the Land Registry Office.

4.

The object of purchase is built-upon with a commercial object.

                                       II.

                                      Sale

1.

The seller sells to the accepting buyer the property described in section I.1., hereafter called the "Purchase object", with all rights and constituent parts, and that is as exclusive ownership.

2.

The lien on real property entered in section III during today's notary recording are taken over by the Buyer. The redemption of the liabilities that form the basis of the Land charges shall be effected through the purchase price.

                                      III.

                                 Purchase Price

1.

The purchase price amounts to

DM 5,450,000.00

(in words: Deutsche Mark five million four hundred and fifty thousand) plus Value Added Tax amounting to DM 887,260.00, in total DM 6,337,260.00.

The basis of assessment for property transfer tax, however, amounts to purchase price (net payment)+ 16% VAT, total sum: 6,322,000.00 DM.

The parties to the contract agree the payment and assignment of the appropriate and valid amount of VAT or pre-tax [=previously paid VAT] respectively.

The purchaser has waived in accordance with para. 9 of UstG (VAT Act) tax relief according to para. 4 no. 9 a of UStG (VAT Act) and thus assures that the property is currently used exclusively for trading that does not exclude the deduction of pre-tax.

In accordance with section V.5. of this purchase contract, the purchaser alone has to bear the property transfer tax.

In accordance with the letter for the Federal Minister for Finances IV A 2-S 7200-67/80 dated 16.12.1980 (BStBl 1981 I page 24), for the given factual situation, only half of the property transfer tax is regarded as redemption for the property sale. Thus the VAT of 16% is calculated as follows:

Purchase price (net redemption)                               DM 5,450,000.00
+ 1/2 of property transfer tax
 (3.5% of DM 5,450,000.00)                                    DM    95,375.00
                                                              DM 5,545,375.00

= Assessment basis for VAT,

  16% VAT on DM 5,545,375.00                                       DM 887,260.00

2.

The whole purchase price is due on 1.4.1999, if after information of the notary the preconditions described below are given:

a)
to secure the claim of the buyer for transfer of ownership, a priority notice is entered in the Land Registry Office, or respectively this entry is secured according to the dutiful discretion of the notary, and that is with ranking only according to the charges and the lien on property listed in section I. of this contract which have been ordered where appropriate according to section IX. of this contract,

b)
The notary is in possession of the unconditional declaration by the creditors regarding the lien on property according to section X. of this contract, named in section I. of this contract, or mutatis mutandis a declaration that they will make use of it only after release by the rightful parties against payment of an amount which in total shall not exceed the net purchase price;

c)
the relevant community has confirmed with regard to the object of purchase of this contract that there is no legal preferential right to purchase or respectively none will be exercised.

Excepted is the Property Transfer Tax Certificate of Non-Objection by the Tax Office.

The notary will notify the parties to the contract in writing when the preconditions regarding 2. a) to c) are fulfilled. He is also empowered to inform financing creditors of the buyer of this. If this notification cannot be provided by 19.3.1999, the purchase price falls due and payable within 10 banking days after the notary posted the relevant notification to the buyer.

3.
The net purchase price amounting to a total of DM 5,450,000.00 must be paid on the date due directly to the seller, or to the creditors respectively who are secured through lien on real property in the Land Register during today's notary Recording.

4.
The obligation to pay the statutory VAT of the net purchase price is fulfilled by the buyer by assigning his claim against the Tax Office for reimbursement of pre-tax which he is entitled to. The buyer is obliged to declare the assignation on the form prescribed by the Tax Office in accordance with para. 46 AO and to hand over to the notary this declaration during the notary Recording. The notary will hand this form to the tax consultant of the buyer for forwarding to the relevant tax office in consideration of the due date of the purchase price.

The buyer declares that he is taking the option of VAT in accordance with para. 9 of UStG.

The proportion of the purchase price that corresponds with the VAT amount calculated above is due for payment when the VAT becomes due, but no earlier than the due date of the net purchase price in accordance with the provisions of the showing of a purchase price.

The buyer herewith assigns to the seller for the purpose of fulfilment a claim against the Treasury for reimbursement of VAT, to which he would be entitled for that tax period during which he can deduct pre-tax. The parties to the contract are obliged to notify the relevant tax offices of this assignment whilst observing the form regulations of para. 46 section 3 of AO.

Subject to a suspensory condition of this assignment becoming effective, with this VAT reimbursement claim against the Treasury, the seller herewith sets off against his VAT liability for the named tax period that amount which has to be notified to the tax office, together with the notification in the sense of para. 46 section 3 of AO. Insofar as the tax reimbursement claim of the buyer is smaller than the VAT shown above, the buyer must pay directly to the treasury the difference on account of the seller. The notary pointed out the increased property transfer tax linked to the VAT through this option.

The buyer confirmed that he has no outstanding tax liabilities.

5.
If the buyer is in delay for part or the whole of the payment, then he has to pay interest at a rate of 8% p.a. from the first day of delay, this has to be paid to the seller together with the purchase price.

6.
With respect to payment of the purchase price plus interest in relation to the seller, the buyer subjects himself to immediate execution of the Document. The seller can be issued with an enforceable version of this document at any time without having to furnish proof of the facts that are the reasons for the maturity of the liability.

7.
In the event of delayed payment, the seller is entitled to the statutory rights to withdraw from the contract which are not excluded if additional time for payment of the purchase price has been granted. If the statutory preconditions for withdrawing from the contract are given, then the seller can demand compensation due to non-fulfilment of the contract instead of withdrawal.

8.
The notary is instructed to arrange the entry of the change of ownership only after payment of the purchase price - without any delay interest - , as is provided in section III of this contract, e.g. when the seller confirms in writing or when the buyer has proven to the notary's satisfaction, for which a certificate from the tax office would suffice, that the purchase price has been paid. Prior to that he shall not issue any original or certified copy of this document which would contain the conveyance.

                                       IV.
                                Transfer of Title

1.
The property, the utilisation, the danger and the liabilities including all commitments arising from the securities affecting the purchased object as well as the general duties of care towards third parties are transferred to the buyer, provided that the purchase price is due for payment and is paid in accordance with section III.3. of this contract.

2.
The buyer knows that part of the purchased object is still rented out. The seller declares in this respect that the tenancies are under notice of termination and that the tenants will clear the purchased object by 30.6.1999. The buyer tolerates the current tenancies. The parties to the contract are obliged to adopt towards each other the approach that the tenancies will be transferred to the seller when the title is transferred. In this respect the seller assigns his claims arising from the tenancies to the buyer when the purchase price is paid; the buyer accepts this assignment. The buyer is empowered to notify the tenants of the assignment and to assert in his own name all rights from the tenancy, including the right to termination, from the moment of transfer of title.

                                       V.
                               Further Agreements

1.
The seller is liable towards the buyer for the purchased object being transferred into possession and ownership of the buyer, free of liabilities entered into the Land Register that the buyer has not expressly taken over in this document and free of other commitments pursuant to private law that have not been taken over.

The seller does not give any guarantee for all legal imperfections in title that are unknown to him, the accuracy of the area entered in the Land Registry Office, the borders of the property in nature as well as for all material imperfections existing today or about to come into existence. However, he declares that he does not know of any material imperfections which cannot be seen during a visit. After receiving advice from the notary he knows that in this respect he has a duty to disclose to the buyer any hidden defects he knows of in order not to be liable for malicious non-disclosure of a defect. The buyer had received sufficient opportunities for a detailed viewing of the purchased object.

The seller, however, guarantees that the purchased object will not deteriorate from its current condition until the transfer of title. The notary has pointed out to the buyer that his warranty regulation has been agreed in derogation of the statutory warranty regulations and that he must tolerate or remedy at his expense any defects that come under the agreed warranty exclusion, without being able to claim from the seller for this reason. According to the statutory warranty regulations the seller would have been liable in full for a period of one year from the transfer for any disadvantageous deviation of the purchased object from the contractually agreed condition.

The seller is obliged to surrender the purchased object during transfer of title in a vacated and clean condition, section IV. subsection 2 of this contract remaining inviolate. This does not include the dismantling of existing older technical machinery, e.g. the lacquering plant. The costs for this are for the account of the buyer. The parties to the contract are aware of the scope of these works. If the removal of the disassembled items should constitute special waste, the seller bears the costs of orderly waste disposal. Special waste constitutes stuff and materials that cannot be disposed of via the scrap trade and waste tips.

2.
Building burden, servitudes that are not entered in the Land Register and restrictions due to neighbour law [neighbour law concerns neighbours and interests of adjoining owners] are taken over by the buyer. The notary has given advice concerning this. The seller assures that he has not occasioned any entries in the building burdens register nor does he know of any such entries. The seller furthermore declares that he does not know of any servitudes that have not been entered in the Land Register nor of any restrictions due to neighbour law.

3.
The seller guarantees that the purchased object will be transferred to (into the ownership of) the buyer free of any burdens that were entered today into section
III. of the Land Register, and also free of interest, taxes and charges which arise up until the day of transfer of title. 4. Development charges and other municipal development charges for development installations that have finally been established or for which the obligatory charge has arisen, are borne by the seller, independent of whether these have already been established by the delivery of a charge notice [official notice of contributions]. Otherwise such charges are for the account of the buyer.

5.
All costs arising out of this contract and its implementation as well as the property transfer tax are borne by the buyer.

The costs of a declaration of approval that might become necessary, or a confirmation of empowerment are borne by that party that requires it. Both parties were instructed about their statutory co-liability.

6.
Should the purchase contract become subject to a reversed transaction for reasons that are within the person of the buyer, then the buyer bears the costs of the reversed transaction and of the contract. In this case of a reversed transaction the seller is entitled to extinguish the priority notice of security for the benefit of the buyer (see section VI.3. of this contract). In case of an agreed reversed transaction, the parties to the contract empower the notarial employees

-        Ursula Schulz nee Korner,
-        Heidi Bogel,
-        Heinz-Joachim Beuke,

all with duty address of Bahnhofsallee 33, 31134 Hildesheim, to approve and to apply for the deletion of the priority notice of security in case of the reversed transaction, on behalf of the parties of the contract. In the case of reversed transaction due to delayed payment by the buyer, the parties of the contract also empower the notarial employees

-        Ursula Schulz nee Korner,
-        Heidi Bogel,
-        Heinz-Joachim Beuke,

all with duty address of Bahnhofsallee 33, 31134 Hildesheim, to approve and to apply for the deletion of the priority notice of security in cases of

     -    non-provision of proof of timely payment of the purchase price and

     - proof of delivery of correspondence with regard to setting a period of notice with a threat to reject the acceptance of the buyer's performance [i.e. payment] after expiry of the period of notice. This letter is to be sent from the seller to the buyer;

     - a declaration of the seller to the notary that even after expiry of the period of notice the total purchase price is outstanding.

No proof is required for the presence of the above mentioned preconditions, for a third party, particularly not for the Land Registry Office, for the sitting notary to lodge an application.

                                       VI.
                Conveyance of Land and Land Register Applications

1.
                             Conveyance of Land pp.

However, the participants dispense with their own right of application. Only the notary shall apply for the entry of transfer of title.

2.
The  participants  agree with the  deletion  of all rights  not  transferred  in section III of the Land Register and they

                             herewith apply for it.

3.
The notary has informed the participants that the title will only be transferred after the change of registration in the Land Register and prior to that all necessary approvals and the certificate of non-objection from the tax office must be present.

To secure the claim of the buyer for transfer of title, a priority notice shall be entered in the Land Registry Office.

The parties to the contract approve and the buyer applies for the entry of an appropriate priority notice
                  in the Land Register of the purchased object.

The buyer approves now the deletion of this priority notice simultaneously with the change of registration, provided that no intermediate entries are carried out without his approval.

The parties to the contract reserve the right to enter, with a higher priority than the priority notice to be entered for the benefit of the buyer, mortgages and/or land charges as per section IX. of this contract up to DM 6,000,000.00 [unclear original] plus annual interest up to 20% from today and up to 10% of singular supplementary services. The parties approve and apply for the entry of an appropriate ranking proviso
                              in the Land Register.

4.
The notary is entitled to lodge applications from this document separately and restricted and to retract them in the same manner.

The participants empower the notary, as far as is necessary, to amend and supplement approvals and applications with regard to the Land Registry Office and anyway to carry out anything which could be necessary with regard to administrative procedure to carry out this contract , as well as to represent the participants in matters of Land Registry Office procedures.

                                      VII.
                               Approvals, Remarks

1.
The notary has informed the participants of the necessary approvals and of any communal pre-purchase right that may exist.

2.
The  participants  were  informed  that  all  contractual   agreements  must  be
documented by statute. Any agreements outside of this document can make this whole legal transaction null and void.

3.
The sitting notary is charged with carrying out and completing this contract. He must especially obtain any necessary approvals and certificates. If a statutory pre-purchase right is exercised or any official approval denied or granted with terms or conditions, then this notification must be delivered to the participants themselves; a copy to the notary will be requested.

4.
The notary is entitled to lodge applications from this document separately and restricted and to retract them in the same manner. The participants empower the notary, as far as is necessary, to amend and supplement approvals and applications with regard to the Land Registry Office and anyway to carry out anything which could be necessary with regard to administrative procedure to carry out this contract , as well as to represent the participants in matters of Land Registry Office procedures.

                                      VIII.
                                Issues and Copies

This document will be distributed as follows:

an abridged version:

to the Land Registry Office for entry of the priority notice for the benefit of the buyer and the proof of the empowerment, single or certified - also abridged
- copies:

to the buyer,
the appropriate Tax Office for the property transfer tax, the appropriate commune with regard to the statutory pre-purchase rights, the experts committee at the appropriate Cadastral Office, The financing creditors of the buyer, the seller, entitled parties that are to be released.

                                       IX.
              Financing the Purchase Price and Burden Empowerment

The seller is obliged to co-operate as the current owner in the provision of enforceable and non-enforceable lien on property. This duty to co-operate exists only when the following regulations that have already now been agreed by the participants, are contained in the provisions document:

a) Security agreement

The mortgagee may utilise or retain the lien on property as a security insofar only that he has actually made effective repayments for the purchase price debt of the buyer. Any further declarations of purpose, agreements regarding security and utilisation within or without this document become valid only after the purchase price has been paid in full, in any case after the transfer of title has been the registered. From that moment on they apply for and against the buyer as the new provider of security.

b) Payment advice

Insofar as the purchase price is not to be utilised differently for the release of the purchased object from any registered burdens, payments must be made as per section III. of this contract.

c) Personal obligations of payment, costs

In connection with the granting of a mortgage, the seller does not accept any personal payment obligations whatsoever. The buyer is obliged to release the seller from all costs and other consequences of granting the mortgage.

d) Continuation of the mortgage

The mortgage granted may continue after the transfer of title. All ownership rights and reverse warranty claims that are linked to them, are transferred herewith to the buyer with effect from payment of the purchase price, in any case from change of register of title. Appropriate correction of the Land Register is herewith approved.

The buyer is already now assigning to the seller his claims for payment of the loans (for building society savings contracts also the savings) up to the amount of the purchase price and irrevocably instructs his lender to pay the loan amounts up to the purchase price exclusively as provided in section III. of this contract.

The seller grants power of attorney to the buyer to represent him in all legal transactions. This power applies only when the granting of the mortgage is documented at the sitting notary, his official deputy or any notary who is linked to him within an association and if the terms agreed above under a), b) and c) are reflected in the granting document. The power can be exercised before approvals are given that are necessary for this document.

The power of attorney is granted with the following instructions:

The buyer can already apply for and approve, before change of registration of the title, mortgages and/or land charges up to DM 6,000,000.00 plus annual interest up to 20% from today and up to 10% of singular supplementary services, for entry into Land Register, and with regard to the mortgage he can materially subject the respective owner to immediate execution of judgement. The buyer tolerates and takes over such lien on property upon transfer of title.

The power of attorney is limited insofar as

a)
the seller does not take on any personal liability with regard to the creditors;

b)
the lien on property serves only to secure the financed and actual purchase price paid to the seller until the full purchase price has been paid.

The sitting notary is advised to instigate the entry of the mortgage in the Land Register only when the mortgage creditor has confirmed to him that the mortgage serves only to secure payments of the purchase price paid to the seller until the full purchase price has been paid and the change of registration of the purchased object to the buyer has been carried out, and that in the event of reversed transaction the mortgage creditors will issue the necessary deletion documents step by step against repayment of the loan.

Restrictions or conditions of the power of attorney have no effect with regard to the Land Registry Office.

The buyer is also empowered to apply for and approve amendments of rankings in the Land Register.

                                       X.
                             Transfer of Land Charge

In  deviation  of the  above,  the buyer  takes on the land  charges  entered in section III. of the Land Register under the current numbers 1 and 2, each one amounting to DM 3,000,000.00 for further toleration. However, he does not take over the loan obligations that form the basis of this land charge. These shall be covered by the purchase price. The buyer particularly does not take over the security contracts (missing) these land charges. The seller is obliged to take care that the land charges no longer secure any of his obligations towards the creditor after payment of the purchase price. After payment of the purchase price these rights shall cover only obligations of the buyer.

The notary is instructed only to provide the change of registration in the Land Register from this document if he is in possession of a binding declaration of the creditor (illegible) rights section III nos. 1 and 2, that it (the creditor) will proceed accordingly. Such a declaration is also a precondition for the due date of the purchase price according to the regulations in this document. The notary is instructed to request an appropriate declaration from the creditor.

The buyer and Automotive Safety Components International Verwaltungs GmbH, being jointly and severally liable, herewith accept the personal liability for the payment of appropriate money amounting to the entered mortgage amounts of twice DM 3,000,000.00 plus 15 percent annual interest thereof plus one single supplementary payment each of 5 percent of the mortgage amount according to detailed conditions of the grant documentation dated 10.5.1990. Due to these payment obligations they subject their total assets to immediate execution of judgement from this document. The sitting notary is entitled to issue an enforceable copy of this document at any time without having to furnish proof of facts that are the basis for the maturity of the claims.

                                       XI.
                                  Escape Clause

Should any clause of this contract be or become ineffective or null and void or should there be a loophole in this contract, then this will not affect the remaining clauses. The parties to the contract are obliged to replace the ineffective or void clause with another one that is effective and which comes closest to the commercial purpose of the ineffective or void clause. A loop hole shall be closed considering the commercial objectives of this contract.

This protocol was read to the persons present, they approved it and was signed by them and the notary as follows:

3 signatures,

notary seal

Peter Pfeiffer

Notary in Hildesheim

I herewith confirm that the present, abridged copy of the purchase contract (without conveyance) agrees with the original. I also confirm that the original does not contain any further clauses that would affect the purchase contract itself.

Hildesheim, dated 01.03.1999

                                    notary's signature